Exhibit 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Oakwood Mortgage Investors, Inc. of our report dated November 2, 1998 (except as to the information presented in the first paragraph of Note 17 for which the date is November 25, 1998) relating to the financial statements, which appears on page 35 of Oakwood Homes Corporation's ("OHC") 1998 Annual Report to Shareholders, which is incorporated by reference in OHC's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/PricewaterhouseCoopers LLC
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         PricewaterhouseCoopers LLC


Greensboro, North Carolina
May 28, 1999